7-ELEVEN, INC.
                     U.S. $400,000,000
              SENIOR SUBORDINATED NOTES DUE 2010
                   NOTE PURCHASE AGREEMENT

                Dated as of January 6, 2003


                          Tab 1

                                     TABLE OF CONTENTS

SECTION                                                                                      PAGE
-------                                                                                     ------
1.     AUTHORIZATION OF NOTES                                                                   4
2.     SALE AND PURCHASE OF NOTES                                                                4
2.1.   OBLIGATION TO PURCHASE                                                            4
2.2.   NOTICE OF PURCHASE                                                                4
2.3.   PURCHASE NOTICE IRREVOCABLE                                                       5
2.4.   INTEREST RATE NOTICE                                                              5
2.5.   INTEREST RATE DETERMINATION                                                       6
3.     USE OF PROCEEDS                                                                            6
4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                              6
4.1.   ORGANIZATION; POWER AND AUTHORITY                                                  6
4.2.   AUTHORIZATION, ETC.                                                                6
4.3.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.                                      6
4.4.   GOVERNMENTAL AUTHORIZATIONS, ETC.                                                  7
5.     PREPAYMENT OF THE NOTES                                                                    7
5.1.   REQUIRED PREPAYMENT                                                                7
5.2.   OPTIONAL PREPAYMENTS                                                               7
5.3.   NOTICES, ETC.                                                                      8
5.4.   ALLOCATION OF PARTIAL PREPAYMENTS.                                                 8
5.5.   MATURITY; SURRENDER, ETC.                                                          8
6.     COVENANTS                                                                                  8
6.1.   PRESERVATION OF CORPORATE EXISTENCE                                                8
6.2.   MAINTENANCE OF PROPERTIES                                                          8
6.3.   PAYMENT OF TAXES AND OTHER CLAIMS                                                  9
6.4.   COMPLIANCE WITH LAWS                                                               9
6.5.   MAINTENANCE OF INSURANCE                                                           9
7.     SUBORDINATION OF NOTES                                                                     10
7.1.   NOTES SUBORDINATE TO SENIOR INDEBTEDNESS                                           10
7.2.   PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.                                    10
7.3.   DEFAULT ON SENIOR INDEBTEDNESS                                                     11
7.4.   SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS                           13
7.5.   RIGHTS OF HOLDERS NOT TO BE IMPAIRED                                              14
7.6.   EFFECTUATION OF SUBORDINATION                                                     14
7.7.   NO WAIVER OF SUBORDINATION PROVISIONS                                             15
7.8.   RELIANCE ON COURT ORDERS; EVIDENCE OF STATUS                                      16
7.9.   PAYMENT                                                                           16
7.10.  ARTICLE NOT TO PREVENT EVENTS OF DEFAULT                                          16
7.11.  LIMITATION ON OBLIGATION OF THE HOLDERS OF THE NOTES                              16
7.12.  DISTRIBUTION OR NOTICE TO REPRESENTATIVES                                         17
7.13.  PAYMENT BY COMPANY                                                                17





8.     EVENTS OF DEFAULT                                                                         17
8.1.   EVENTS OF DEFAULT                                                                 17
9.     REMEDIES ON DEFAULT, ETC.                                                                 19
9.1.   ACCELERATION                                                                      19
9.2.   WAIVER OF STAY OR EXTENSION LAWS.                                                 19
10.     [RESERVED]                                                                               20
11.     REPLACEMENT OF NOTES                                                                     20
12.     PAYMENTS ON NOTES                                                                        20
12.1.   PLACE OF PAYMENT                                                                 20
12.2.   HOME OFFICE PAYMENT                                                              20
13.     EXPENSES, ETC.                                                                           21
13.1.   TRANSACTION EXPENSES                                                             21
13.2.   SURVIVAL                                                                         21
14.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT                             21
15.     AMENDMENT AND WAIVER                                                                     22
15.1.     REQUIREMENTS                                                                   22
15.2.     LIMITATIONS ON AMENDMENTS                                                      22
15.3.     SOLICITATION OF HOLDERS OF NOTES                                               23
15.4.     BINDING EFFECT, ETC.                                                           23
15.5.     NOTES HELD BY COMPANY, ETC.                                                    23
16.     NOTICES                                                                                  24
17.     CONFIDENTIAL INFORMATION                                                                 24
18.     SUBSTITUTION OF PURCHASER                                                                25
19.     MISCELLANEOUS                                                                            25
19.1.     SUCCESSORS AND ASSIGNS                                                         25
19.2.     PAYMENTS DUE ON NON-BUSINESS DAYS                                              26
19.3.     SEVERABILITY                                                                   26
19.4.     COUNTERPARTS.                                                                  26
19.5.     GOVERNING LAW                                                                  26
SCHEDULE A     --     Information Relating to Purchaser
SCHEDULE B     --     Defined Terms
EXHIBIT 1     --      Form of Note



                          7-ELEVEN, INC.
                      2711 North Haskell Avenue
                         Dallas, Texas 75221
                  Senior Subordinated Notes due 2010
                                                As of January 6, 2003
SEVEN-ELEVEN JAPAN CO., LTD.
Ladies and Gentlemen:
7-ELEVEN, INC., a Texas corporation (the "COMPANY"),
agrees with SEVEN-ELEVEN JAPAN CO., LTD., a Japanese corporation
(the "PURCHASER" or "YOU") as follows:
1. AUTHORIZATION OF NOTES
..
The Company will authorize the issue and sale of U.S.
$400,000,000 aggregate principal amount of its Senior
Subordinated Notes due January 27, 2010 (the "NOTES", such
term to include any such notes issued in substitution
therefor pursuant to Section 11 of this Agreement).  The
Notes shall be substantially in the form set out in Exhibit
1, with such changes therefrom, if any, as may be approved
by you and the Company.  Certain capitalized terms used in
this Agreement are defined in Schedule B; references to a
"Schedule" or an "Exhibit" are, unless otherwise specified,
to a Schedule or an Exhibit attached to this Agreement.
2. SALE AND PURCHASE OF NOTES
..
2.1 OBLIGATION TO PURCHASE
..
Subject to the terms of this Agreement, the Company
will issue and sell to you from time to time on any
Business Day (each, a "DATE OF ISSUANCE") during the
period from the date hereof through and including
the Business Day immediately preceding the Purchase
Termination Date, and you will purchase from the
Company, Notes in an aggregate principal amount not
to exceed U.S.$400,000,000, at the purchase price of
100% of the aggregate principal amount thereof (such
purchase price being the "PURCHASE PRICE").
2.2 NOTICE OF PURCHASE
..
Each sale and purchase of Notes shall be made upon notice (each such notice being a "PURCHASE NOTICE"), given not later than 11:00 A.M. (Dallas time) on the third Business Day prior to the proposed Date of Issuance, by the Company to you. Such notice of a proposed sale and purchase of Notes shall be by telephone, confirmed immediately in writing, or by telex or telecopier specifying therein (i) the principal amount of each of the Notes to be purchase by you on such Date of Issuance and (ii) such Date
of Issuance.  On such Date of Issuance, the Company
will deliver to you the Notes to be purchased by you
on such Date of Issuance in the form of one or more
Notes numbered chronologically, dated such Date of
Issuance and payable to you, against delivery by you
of the Purchase Price  herefore in Dollars in
immediately available funds for the account of the
Company to: Citibank N.A., New York, NY, ABA No.
021000089, Account Name: 7-Eleven, Inc., Account No.
40685024.  If on such Date of Issuance the Company
shall fail to tender such Notes to you as provided
above in this Section 2.2, you shall, at your
election, be relieved of your obligation under this
Agreement to purchase such Notes on such Date of
Issuance, without hereby waiving any rights you may
have by reason of such failure of such
nonfulfillment.  If, on the other hand, you shall
fail to notify the Company in writing of the
Interest Rate for such Date of Issuance (plus the
computation of such Interest Rate in accordance with
the definition thereof in Schedule B hereto), the
Company shall, upon notice to you in writing on or
prior to such Date of Issuance, have the right,
without paying any amount under Section 2.3, to
postpone such Date of Issuance to a new Date of
Issuance for which you shall notify the Company of
the Interest Rate for such new Date of Issuance.
The sale and purchase of the Notes shall occur at
the Company's office at 2711 North Haskell Avenue,
Dallas, TX  75221, at or before 12:00 noon (Dallas
time), on each Date of Issuance or on such other
Business Day thereafter as may be agreed upon
between the Company and you.
2.3 PURCHASE NOTICE IRREVOCABLE
..
The Company shall indemnify you against any loss, cost or expense incurred by you as a result of the cancellation or postponement of any Date of Issuance specified in such Purchase Notice due to any request by the Company for such cancellation or postponement or any failure by the Company to fulfill on or before such Date of Issuance the applicable conditions set forth in Section 2.2, including, without limitation, any loss, cost or expense resulting from amounts payable by you to your counterparty to a Hedge Agreement that you shall have entered into in contemplation of or in connection with your proposed purchase of the Notes as specified in such Purchase Notice.
2.4   INTEREST RATE NOTICE

You will notify the Company in writing prior to each Date of Issuance of the Interest Rate for such Date of Issuance (plus the computation of such Interest
Rate in accordance with the definition thereof in Schedule B hereto), which notice shall be conclusive absent manifest error.




2.5   INTEREST RATE DETERMINATION

Each of the Notes issued and sold by the Company,
and purchased by you, on any Date of Issuance will
initially bear interest at a rate per annum equal to
the Interest Rate for such Date of Issuance; and the
Company will, after it shall have received notice
from the Purchaser of such Interest Rate pursuant to
Section 2.4, insert such rate per annum into clause
(a) of the first paragraph of such Notes prior to
its issuance and sale of such Notes.
3.     USE OF PROCEEDS
..
The proceeds from the sale of the Notes will be used for
general corporate purposes and to refinance the Senior
Subordinated Debentures.
4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
..The Company represents and warrants to you that:
4.1 ORGANIZATION; POWER AND AUTHORITY
..
The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
4.2   AUTHORIZATION, ETC.
This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.
The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.




4.4   GOVERNMENTAL AUTHORIZATIONS, ETC.
No consent, approval or authorization of, or
registration, filing or declaration with, any
Governmental Authority is required in connection with
the execution, delivery or performance by the Company
of this Agreement or the Notes.
5.     PREPAYMENT OF THE NOTES
..
5.1 REQUIRED PREPAYMENT
..
The Company shall prepay the aggregate outstanding principal amount of the Notes semi-annually, from and including July 27, 2006, on January 27 and July 27 of each year through the Final Payment Date (or, as to such January 27 or July 27 that occurs on a day that is not a Business Day, on the immediately preceding
Business Day) in equal installments of $50,000,000;
provided that upon any partial prepayment of the Notes pursuant to Section 5.2 the principal amount of each required prepayment of the Notes becoming due under this Section 5.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment; provided, however, unless earlier paid, the entire unpaid principal amount of the Notes shall be due and payable on the Final Payment Date; and provided, further, however, that each such prepayment shall be applied to the Notes in the order set forth in Section 5.4.

5.2 OPTIONAL PREPAYMENTS
..
The Company may, at its option, upon notice given as provided in Section 5.3, prepay at any time all, or from time to time any part of, the Notes in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to such date provided, however, that each such prepayment shall be applied to the Notes in the order set forth in Section 5.4; and provided, further, however, that in the event that any holder of Notes has entered into Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice, and such holders are caused to terminate any such Hedge Agreement early as the result of optional prepayment of the Notes by the Company, the Company hereby agrees to indemnify each holder of Notes for amounts, if any, that are payable by such holder to its counterparty to a Hedge Agreement as the result of such early termination.



5.3   NOTICES, ETC.
The Company will give each holder of Notes written
notice of each optional prepayment under Section 5.2,
in each case not less than three days prior to the
date fixed for such prepayment.  Each such notice
shall specify such date, the aggregate principal
amount of the Notes to be prepaid on such date, the
principal amount of each Note held by such holder to
be prepaid, the redemption price and the interest to
be paid on the prepayment date with respect to such
principal amount being prepaid.
5.4   ALLOCATION OF PARTIAL PREPAYMENTS.
In the case of each partial prepayment of the Notes,
such prepayment shall be applied to the Notes in the
chronological order of their respective numbers.
5.5   MATURITY; SURRENDER, ETC.
In the case of each prepayment of Notes pursuant to
this Section 5, the principal amount of each Note to
be prepaid shall mature and become due and payable on
the date fixed for such prepayment, together with
interest on such principal amount accrued to such
date.  From and after such date, unless the Company
shall fail to pay such principal amount when so due
and payable, together with the interest as aforesaid,
interest on such principal amount shall cease to
accrue.  Any Note paid or prepaid in full shall be
surrendered to the Company and cancelled and shall
not be reissued, and no Note shall be issued in lieu
of any prepaid principal amount of any Note.
6. COVENANTS
..
The Company covenants that so long as any of the Notes are
outstanding:
6.1 PRESERVATION OF CORPORATE EXISTENCE
..
The Company will do or cause to be done all things
necessary to preserve and keep in full force and
effect its existence, rights (charter and statutory)
and corporate franchises except where the failure to
preserve and keep in full force and effect such
rights and corporate franchises would not have a
material adverse effect on the financial condition or
results of operations of the Company and its
Subsidiaries taken as a whole.
6.2 MAINTENANCE OF PROPERTIES
..
The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly
and advantageously conducted at all times; PROVIDED,
HOWEVER, that nothing in this Section 6.2 shall
prevent the Company or any of its Subsidiaries from
discontinuing the operation or maintenance of any of
such properties if such discontinuance is, in the
judgment of the Company, desirable in the conduct of
its business or the business of any of its
Subsidiaries and would not have a material adverse
effect on the financial condition or results of
operations of the Company and its Subsidiaries taken
as a whole.
6.3 PAYMENT OF TAXES AND OTHER CLAIMS
..
The Company will pay or discharge or cause to be paid
or discharged, before the same shall become
delinquent, (1) all taxes, assessments and
governmental charges levied or imposed upon the
Company or any of its Subsidiaries or upon the
income, profits or property of the Company or any of
its Subsidiaries, and (2) all lawful claims for
labor, materials and supplies which, if unpaid, might
by law become a lien upon the property of the Company
or any of its Subsidiaries; PROVIDED, HOWEVER, that
neither the Company nor any of its Subsidiaries shall
be required to pay or discharge or cause to be paid
or discharged any such tax, assessment, charge or
claim whose amount, applicability or validity is
being contested in good faith by appropriate
proceedings if adequate reserves  herefore have been
established in accordance with GAAP, or, where the
failure to pay or discharge or cause to be paid or
discharged any such tax, assessment, charge or claim
would not have a material adverse effect on the
financial condition or results of operations of the
Company and its Subsidiaries taken as a whole.
6.4 COMPLIANCE WITH LAWS
..
The Company will comply, and will cause each of its
Subsidiaries to comply, with all applicable statutes
(including, without limitation, ERISA) rules,
regulations, orders and restrictions of any
Governmental Authority in respect of the conduct of
its business and the ownership of its properties,
except such as are being contested in good faith and
by appropriate proceedings and except for such non-
compliances as will not in the aggregate have a
material adverse effect on the financial condition or
results of operations of the Company and its
Subsidiaries, taken as a whole.
6.5 MAINTENANCE OF INSURANCE
..
The Company will, and will cause its Subsidiaries to, maintain, with reputable insurers, insurance
(including prudent levels of self-insurance, as determined by a majority of the Board of Directors of the Company) on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; PROVIDED, HOWEVER, any such insurers shall be qualified to do business in the jurisdiction where the insured property is located except where the failure to be so qualified would not adversely affect the availability of the benefits of such insurance.



7.     SUBORDINATION OF NOTES
..
7.1   NOTES SUBORDINATE TO SENIOR INDEBTEDNESS
..
The provisions of this Section 7 apply
notwithstanding anything to the contrary contained in the Notes or this Agreement. The Company covenants and agrees, and each holder of a Note, by such holder's acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of and the interest on all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, in each case to the extent and in the manner hereinafter set forth in this Section 7. This
Section 7 constitutes a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.
7.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
(a) In the event of any Insolvency or
Liquidation Proceeding, (1) all Senior
Indebtedness under or with respect to the Credit Agreement and (2) all amounts payable in respect of any other Senior Indebtedness shall first be paid in full before the holders of the Notes are entitled to receive any direct or indirect payment or distribution of any cash, property or securities (excluding Reorganization
Securities) on account of principal of or interest on the Notes.
(b) The holders of Senior Indebtedness or their respective Representatives shall be entitled to receive directly, for application to the payment thereof (to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment or distribution to the holders of such Senior Indebtedness), in the following order of priority, any payment or distribution of any kind or character, whether in cash, property or securities
(excluding Reorganization Securities but including any payment or distribution, except Reorganization Securities, which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) which may be payable or deliverable in respect of the Notes in any such Insolvency or Liquidation Proceeding:
first, so long as any Senior Indebtedness under or with respect to the Credit
Agreement is outstanding, to the holders of such Senior Indebtedness (pro rata on the basis of the respective amounts of such Senior Indebtedness held by them) or their Representatives; and, second, if and only if all Senior Indebtedness under or with respect to the Credit Agreement is paid in full, to the holders of any other Senior
Indebtedness (pro rata on the basis of the respective amounts of such other Senior
Indebtedness held by them) or their
respective Representatives.




(c) In the event that, notwithstanding the
foregoing provisions of this Section 7.2, the
holder of any Note shall have received any
payment from or distribution of assets of the
Company or the estate created by the
commencement of any such Insolvency or
Liquidation Proceeding, of any kind or
character in respect of the Notes, whether in
cash, property or securities (excluding
Reorganization Securities but including any
payment or distribution, except Reorganization
Securities, which may be payable or
deliverable by reason of the payment of any
other Indebtedness of the Company being
subordinated to the payment of the Notes)
before all Senior Indebtedness is paid in
full, then and in such event such payment or
distribution shall be received and held in
trust for and shall be paid over to the
holders of the Senior Indebtedness remaining
unpaid or their Representative, to the extent
necessary to pay all such Senior Indebtedness
in full after giving effect to any
substantially concurrent payment or
distribution to the holders of such Senior
Indebtedness, for application to the payment
in full of such Senior Indebtedness.
7.3 DEFAULT ON SENIOR INDEBTEDNESS
..
(a) If there exists a default in the payment when due (whether at maturity or upon acceleration or mandatory prepayment, or on any principal installment payment date or interest payment date, or otherwise) of any Senior Indebtedness and such default shall not have been cured, or such default, or the benefits of this sentence, shall not have been waived in writing by or on behalf of the holders of such Senior Indebtedness (or their Representative, if any), then any payment on account of principal of or interest on the Notes which the holders of the Notes would then be entitled to receive, but for the provisions of this subsection 7.3(a), shall instead be paid over to the holders of such Senior
Indebtedness or their Representative until all amounts of Senior Indebtedness then due and payable have been paid in full, prior to any direct or indirect payment by or on behalf of the Company to the holders of the Notes of any principal of or interest on the Notes.
(b) The Company may not, directly or indirectly, make any payment on account of the principal of or interest on the Notes during the period
(a "DEFERRAL PERIOD") from the date the
Company receives from the Agent under the Credit Agreement, an effective notice (a
"DEFERRAL NOTICE") of:




(i) the existence of a default in the
payment when due (whether at maturity
or upon acceleration or mandatory
prepayment or on any principal
installment payment date or interest
payment date, or otherwise) of any
Senior Indebtedness (a "PAYMENT
DEFAULT"); or
(ii) the existence of any event of default
(other than a Payment Default) under
the Credit Agreement (a "SPECIFIED
EVENT DEFAULT"),
until the earlier of (i) the date such Payment
Default or Specified Event Default is cured (if capable of being cured), waived in writing or otherwise ceases to exist, (ii) the date application of this subsection 7.3(b) has been waived in writing by the Agent under the Credit
Agreement in accordance with the terms of the Credit Agreement and (iii) the 180th day after receipt by the Company of such Deferral Notice;
PROVIDED, HOWEVER, that (x) only one Deferral
Notice relating to the same Payment Default or Specified Event Default may be given, (y) no subsequent Deferral Notice may be given with respect to any Payment Default or Specified
Event Default existing at the time an effective
Deferral Notice is given and (z) if any such Deferral Notice has been given, no subsequent
Deferral Notice with respect to any number of different Payment Defaults or Specified Event
Defaults shall be effective until the later of
(X) the date such subsequent Deferral Notice is received by the Company or (Y) the 365th day after receipt of the then most recent prior effective Deferral Notice.
(c) Upon termination of any Deferral Period the Company shall resume payments on account of principal of and interest on the Notes subject to the obligation of the Company, and the holders of Notes (or their Representatives) to pay over to the holders of Senior Indebtedness amounts otherwise payable on account of the principal of and interest on the Notes pursuant to the provisions of, and in the circumstances specified in, this Section 7.
(d)    So long as any Senior Indebtedness is
outstanding under or with respect to the Credit
Agreement, the holders of the Notes shall give the Agent under the Credit Agreement ten days' prior notice of any proposed acceleration with respect to the Notes.
(e)    In the event that, notwithstanding the
foregoing provisions of Section 7.3(a), any payment shall be made by or on behalf of the Company from assets of the Company and received by any holder of Notes at a time when such payment was prohibited by the provisions of
Section 7.3(a), then such payment shall be held in trust for the benefit of and shall be immediately paid over to the holders of Senior
Indebtedness then due and payable or their Representative, for application to the payment in full of all Senior Indebtedness then due and payable in accordance with its terms (after giving effect to any prior or substantially concurrent payment to the holders of such Senior
Indebtedness).



In the event that, notwithstanding the
foregoing provisions of Section 7.3(b), any
payment shall be made by or on behalf of the
Company from assets of the Company and received
by any holder of Notes at a time when such
payment was prohibited by the provisions of
Section 7.3(b) then such payment shall be held
in trust for the benefit of and shall be
immediately paid over to the holders of Senior
Indebtedness remaining unpaid or their
Representative, for application to the payment
of all Senior Indebtedness in full in
accordance with its terms (after giving effect
to any prior or substantially concurrent
payment to the holders of such Senior
Indebtedness).
(f)    The provisions of this Section 7.3 shall not
modify or limit in any way the application of
Section 7.2.  The provisions of Sections 7.3(b)
and (c) shall not modify or limit in any way
the application of Section 7.3(a).
7.4 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS
..
After all amounts payable under or in respect of Senior Indebtedness are paid in full, the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior
Indebtedness pursuant to the provisions of this
Section 7 (equally and ratably with the holders of all Indebtedness of the Company (i) which by its express terms is subordinate and subject in right of payment to Senior Indebtedness to substantially the same extent as the Notes are so subordinate and subject in right of payment and (ii) which is entitled to like rights and subrogation), to the rights of the holders of such Senior Indebtedness or their Representative to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness or their respective
Representatives of any cash, property or securities to which the holders of the Notes would be entitled except for the provisions of this Section 7, and no payments over pursuant to the provisions of this
Section 7 to the holders of Senior Indebtedness or their Representative by the Company or by the holders of the Notes, shall, as among the Company and its creditors (other than holders of Senior Indebtedness and the holders of the Notes), be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 7 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of Notes on the other hand.



If any payment or distribution to which the holders of
the Notes would otherwise have been entitled but for
the provisions of this Section 7 shall have been
applied, pursuant to the provisions of this Section 7,
to the payment of all amounts payable under the Senior
Indebtedness, then and in such case, the holders of
the Notes shall be entitled to receive (equally and
ratably with the holders of all Indebtedness of the
Company (i) which by its express terms is subordinate
and subject in right of payment to Senior Indebtedness
to substantially the same extent as the Notes are
subordinate and subject in right of payment and (ii)
which is entitled to like rights) from the holders of
such Senior Indebtedness or their Representative any
substantially contemporaneous payments or
distributions received by such holders of Senior
Indebtedness or their Representative in excess of the
amount sufficient to pay in full all obligations
payable under or in respect of such Senior
Indebtedness.
7.5 RIGHTS OF HOLDERS NOT TO BE IMPAIRED
..
Nothing contained in this Section 7 or elsewhere in
this Agreement or in the Notes is intended to or
shall:
(a)    impair, as among the Company, its creditors
other than holders of Senior Indebtedness, and
the holders of the Notes, the obligation of the
Company, which is absolute and unconditional,
to pay to the holders of the Notes the
principal of, and interest on the Notes as and
when the same shall become due and payable in
accordance with their terms; or
(b)    affect the relative rights against the Company
of the holders of the Notes and creditors of
the Company other than the holders of Senior
Indebtedness; or
(c)    prevent the holder of any Note from exercising
all remedies otherwise permitted by applicable
law upon default under this Agreement, subject
to the rights, if any, under this Section 7 of
the holders of Senior Indebtedness to receive
payments or distributions otherwise payable or
deliverable to, or received by, such holder
upon the exercise of any such remedy.
7.6 EFFECTUATION OF SUBORDINATION
..
If any holders of the Notes do not file a proper claim or proof of debt in the form required 30 days before the expiration of the time to file a claim for the unpaid balance of the Notes in the form required in any Insolvency or Liquidation Proceeding, then, so long as any Senior Indebtedness under or with respect to the Credit Agreement is outstanding, the Agent under the Credit Agreement is hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of such holders of the Notes.



7.7 NO WAIVER OF SUBORDINATION PROVISIONS
..
No right of any present or future Agent under the Credit Agreement, holder of any Senior Indebtedness, or Representative thereof, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such Agent under the Credit Agreement, holder or Representative thereof, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement or the Notes regardless of any knowledge thereof which any such Agent under the Credit Agreement, holder or Representative thereof may have or be otherwise charged with.
Without in any way limiting the generality of the foregoing paragraph, the Agent under the Credit
Agreement and the holders of Senior Indebtedness or their Representative, if applicable, may, at any time and from time to time without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination and other benefits provided in this Section 7 or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following, all without notice to the holder of the Notes and even if any right of reimbursement or subrogation or other right or remedy of any holder of the Notes is affected, impaired or extinguished thereby:
(1) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Indebtedness, any security therefor or guaranty thereof or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner
Senior Indebtedness or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Indebtedness is outstanding;
(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior
Indebtedness or any liability of the Company or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;
(3) settle or compromise any Senior Indebtedness or any other liability of the Company or any guarantor of the Senior Indebtedness to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability
(including, without limitation, Senior
Indebtedness) in any manner or order; and



(4)  fail to take or to record or otherwise
perfect, for any reason or for no reason, any
lien or security interest securing Senior
Indebtedness by whomsoever granted, exercise or
delay in or refrain from exercising any right
or remedy against the Company or any security
or any guarantor or any other Person, elect any
remedy and otherwise deal freely with the
Company and any security and any guarantor of
the Senior Indebtedness or any liability of the
Company or any guarantor to such holder or any
liability incurred directly or indirectly in
respect thereof.
7.8   RELIANCE ON COURT ORDERS; EVIDENCE OF STATUS
..
Upon any payment or distribution of assets of the
Company referred to in Section 7.2, the holders of
Notes shall be entitled to rely upon a certificate of
the receiver, trustee in bankruptcy, liquidating
trustee, agent or other Person making such payment or
distribution delivered to the holders of Notes for
the purpose of ascertaining the Persons entitled to
participate in such payment or distribution, the
holders of Senior Indebtedness and other Indebtedness
of the Company, the amount thereof or payable
thereon, the amount or amounts paid or distributed
thereon and all other facts pertinent thereto or to
this Section 7.
7.9   PAYMENT
..
A payment with respect to a Note or with respect to
principal of or interest on a Note shall include,
without limitation, payment of principal of and
interest on any Note and any payment or recovery on
any claim (whether for rescission or damages and
whether based on contract or tort) relating to or
arising out of the sale or purchase of any Note,
provided that any such payment, depositing, other
payment or recovery not prohibited pursuant to this
Section 7 at the time actually made shall not be
subject to any recovery by any holder of Senior
Indebtedness or Representative therefor or other
Person pursuant to this Section 7 at any time
thereafter, notwithstanding the fact that any paying
agent may be holding any such amounts.
7.10  ARTICLE NOT TO PREVENT EVENTS OF DEFAULT
..
The failure to make a payment on account of principal
of or interest on the Notes by reason of any provision
of this Section 7 shall not be construed as preventing
the occurrence of a Default or an Event of Default
under this Agreement.  Nothing in this Section 7 shall
affect the rights of the holders of Notes to
accelerate the maturity of the Notes in accordance
with their terms.
7.11   LIMITATION ON OBLIGATION OF THE HOLDERS OF THE NOTES
..
With respect to the holders of Senior Indebtedness, the holders of the Note shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.



7.12 DISTRIBUTION OR NOTICE TO REPRESENTATIVES
..
Whenever a distribution is to be made or a notice
given to holders of Senior Indebtedness, the
distribution may be made and the notice given to their
Representative.
7.13 PAYMENT BY COMPANY
..
Nothing contained in this Section 7 or elsewhere in
this Agreement shall affect the obligations of the
Company to make, or prevent the Company from making
at any time, except as specified in Section 7.2 or
7.3 to the extent provided therein, payment at any
time of principal of or interest on the Notes.
8.     EVENTS OF DEFAULT
..
8.1 EVENTS OF DEFAULT
..
"EVENTS OF DEFAULT" with respect to the Notes, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1) default in the payment of the principal of or interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or
(2) default in the due performance or observance, or breach, of any covenant or warranty of the Company in this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 8 specifically dealt with) and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company the holders of at least 25% in aggregate principal amount outstanding under the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or
(3) a default by the Company or any of its Subsidiaries in the due payment after any applicable stated grace period of any Indebtedness or issue or series of Indebtedness having an outstanding aggregate principal amount of $25,000,000 or more individually or in the aggregate or in the due performance or observance, or breach, of any covenant or agreement contained in any bond, debenture, note or instrument evidencing any such Indebtedness or contained in any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured any such Indebtedness (including the Credit Agreement), whether any such Indebtedness now exists or shall hereafter be created, or any circumstance shall occur with respect to such Indebtedness, and the effect of such default, breach or circumstance is to cause any payment in respect of any Indebtedness in an aggregate principal amount of $25,000,000 or more to become due and payable prior to the date it would otherwise become due and payable; or
(4) the entry of a judgment or judgments or order for the payment of money in excess of $25,000,000 against the Company or any of its Significant Subsidiaries which has become final and not subject to appeal, and the continuance of such judgment or order unstayed, in effect and unpaid (in violation of its terms) for a period of 60 consecutive days; or
(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs and in the case of (A) and (B), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
(6) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other voluntary case or proceeding to be adjudicated a bankrupt or insolvent or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable
Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action.



9.     REMEDIES ON DEFAULT, ETC.

9.1 ACCELERATION
..
Subject to the provisions of Section 7, if an Event of Default occurs and is continuing, then in every such case the holders of not less than 25% in aggregate principal amount of the Notes of the time outstanding hereunder may, upon 10 days' prior written notice to the Agent under the Credit
Agreement, declare the unpaid principal of and interest on all the Notes to be due and payable, by a notice in writing to the Company, and upon any such declaration such principal and interest shall become immediately due and payable.
At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the Notes at the time outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences if:
(1)   the Company has paid (A) all overdue
interest on all Notes and, (B) the
principal of any Notes which have
become due otherwise than by such
declaration of acceleration and
interest thereon; and
(2)   all Events of Default, other than the
nonpayment of the principal of such
Notes which have become due solely by
such declaration of acceleration, have
been cured or waived.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

9.2   WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company
(to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the exercising of any rights, powers or remedies herein granted to the holders of the Notes but will suffer and permit the exercising of every such right, power and remedy as though no such law had been enacted.



10.     [RESERVED]


11.     REPLACEMENT OF NOTES
..
Upon receipt by the Company of evidence reasonably
satisfactory to it of the ownership of and the loss,
theft, destruction or mutilation of any Note (which
evidence shall be notice of such ownership and such
loss, theft, destruction or mutilation), and
(a)   in the case of loss, theft or destruction, of
indemnity reasonably satisfactory to it
(PROVIDED that if the holder of such Note is,
or is a nominee for, an original Purchaser or
another holder of a Note with a minimum net
worth of at least $10,000,000, such Person's
own unsecured agreement of indemnity shall be
deemed to be satisfactory), or
(b)   in the case of mutilation, upon surrender and
cancellation thereof,
      the Company at its own expense shall execute
and deliver, in lieu thereof, a new Note, dated
and bearing interest from the date to which
interest shall have been paid on such lost,
stolen, destroyed or mutilated Note or dated
the date of such lost, stolen, destroyed or
mutilated Note if no interest shall have been
paid thereon.
12.     PAYMENTS ON NOTES
..
12.1 PLACE OF PAYMENT
..
Subject to Section 12.2, payments of principal and
interest becoming due and payable on the Notes shall
be made in immediately available Dollars in Dallas,
Texas at the principal office of the Company in such
jurisdiction.  The Company may at any time, by notice
to each holder of a Note, change the place of payment
of the Notes so long as such place of payment shall
be either the principal office of the Company in such
jurisdiction or the principal office of a bank or
trust company in such jurisdiction.
12.2 HOME OFFICE PAYMENT
..
So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by 12:00 noon (Dallas time) by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1.
Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.1. The Company will afford the benefits of this Section 12.1 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 12.1.
13.     EXPENSES, ETC.

13.1 TRANSACTION EXPENSES
..
Whether or not the transactions contemplated hereby
are consummated, the Company will pay all reasonable
costs and expenses (including reasonable attorneys'
fees of a special counsel and, if reasonably
required, local or other counsel) incurred by you in
connection with such transactions and in connection
with any amendments, waivers or consents under or in
respect of this Agreement or the Notes (whether or
not such amendment, waiver or consent becomes
effective).
13.2 SURVIVAL
..
The obligations of the Company under this Section 13
will survive the payment or transfer of any Note, the
enforcement, amendment or waiver of any provision of
this Agreement or the Notes, and the termination of
this Agreement.
14.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT
..
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.



15.     AMENDMENT AND WAIVER
..
15.1 REQUIREMENTS
..
This Agreement and the Notes may be amended, and the
observance of any term hereof or of the Notes may be
waived (either retroactively or prospectively), with
(and only with) the written consent of the Required
Holders and the Company, except that (a) no amendment
or waiver of any of the provisions of Sections 1 or
2, hereof, or any defined term (as it is used
therein), will be effective as to you unless
consented to by you in writing, and (b) no such
amendment or waiver may, without the written consent
of the holder of each Note at the time outstanding
affected thereby, (i) subject to the provisions of
Section 9 relating to acceleration or rescission,
change the amount or time of any prepayment or
payment of principal of, or reduce the rate or change
the time of payment or method of computation of
interest on the Notes, (ii) change the percentage of
the principal amount of the Notes the holders of
which are required to consent to any such amendment
or waiver, or (iii) amend any of Sections 5, 8.1(1),
9, 12, 15 or 16.
15.2 LIMITATIONS ON AMENDMENTS
..
Notwithstanding any other provisions in this Agreement to the contrary, no amendment, supplement or modification of any provision of Section 7 will be effective against any holder of Senior Indebtedness and any successor or assign of any such holder unless such amendment, supplement or modification is expressly consented to in writing by such holder of Senior Indebtedness or its Representative (or by any specified percentage of holders of a class of Senior
Indebtedness required to consent thereto pursuant to the terms of the agreement or instrument creating, evidencing or governing such Senior Indebtedness) in which event such amendment, supplement or modification shall be binding on all successors and assigns of such holder and on all Persons who become holders of Senior Indebtedness issued after the date of such amendment, supplement or modification); and so long as any Senior Indebtedness under or with respect to the Credit Agreement is outstanding, no amendment, supplement or modification of any provision of this Agreement or the Notes relating to any provision of Section 7, shortening the tenor, advancing the time or schedule for payments (by increasing the payment amount or otherwise) in respect of principal, interest or other payments, making more restrictive, or adding, covenants, breaches, defaults, or events of default or cure periods or loosening the requirements for acceleration or which would result in the benefits to the Company or the holders of Senior Indebtedness provided by this Agreement or the Notes being limited or in any way restricted or diminished, shall be effective unless expressly agreed to in writing by the specified percentage of holders of Senior
Indebtedness required to consent thereto pursuant to the terms of the Credit Agreement.



15.3 SOLICITATION OF HOLDERS OF NOTES
..
(a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to the Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Purchaser.
(b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of this Agreement or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
15.4   BINDING EFFECT, ETC.
Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this
Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
15.5   NOTES HELD BY COMPANY, ETC.
Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.



16.     NOTICES
..
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), or (d) by electronic mail. Any such notice must be sent:
(a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,
(b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,
(c) if to the Company, to the Company at its address set forth at the beginning hereof:
Attention: Chief Financial Officer
               Telephone:     (214) 828-7844
Facsimile:     (214) 841-6571
with a copy to:
7-Eleven,Inc.
2711 North Haskell Avenue
Dallas, TX 75221
Attention: Legal Department
Telephone: (214) 828-7991
Facsimile: (214) 828-7119
Notices under this Section 16 will be deemed given only when actually received.
17. CONFIDENTIAL INFORMATION
..
For the purposes of this Section 17, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary of the Company pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, or (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary of the Company provided you have no knowledge that such information is subject to any confidentiality obligation. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 17, (iii) any federal or state regulatory authority having jurisdiction over you or (iv) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 17 as though it were a party to this Agreement.
18. SUBSTITUTION OF PURCHASER
..
You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate and shall contain such Affiliate's agreement to be bound by this Agreement. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this
Section 18), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 18), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of
the Notes under this Agreement.
19.     MISCELLANEOUS
..
19.1 SUCCESSORS AND ASSIGNS
..
All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.



19.2 PAYMENTS DUE ON NON-BUSINESS DAYS
..
Anything in this Agreement or the Notes to the
contrary notwithstanding, any payment of principal of
or interest on any Note that is due on a date other
than a Business Day shall be made on the immediately
preceding Business Day.
19.3 SEVERABILITY
..
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
19.4   COUNTERPARTS.

This Agreement may be executed in any number of
counterparts, each of which shall be an original but
all of which together shall constitute one
instrument.  Each counterpart may consist of a number
of copies hereof, each signed by less than all, but
together signed by all, of the parties hereto.
19.5   GOVERNING LAW
..
This Agreement shall be construed and enforced in
accordance with, and the rights of the parties shall
be governed by, the law of the State of Texas, United
States.
                          *    *    *    *


If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                           Very truly yours,
                                           7-ELEVEN, INC.
                                       By: /s/ STAN REYNOLDS
                                          -------------------------
                                          Name: Stan Reynolds
                                          Title: Vice President and
                                                   Treasurer

The foregoing is hereby agreed to as of the date thereof.
SEVEN-ELEVEN JAPAN CO., LTD.
By: /s/ TOSHIFUMI SUZUKI
   ----------------------
Name: Toshifumi Suzuki
Title: Chairman and Chief Executive
         Officer


                                                         SCHEDULE A



                INFORMATION RELATING TO PURCHASER
                                               Principal Amount of
Name and Address of Purchaser                 Notes to be Purchased
-----------------------------                ----------------------
SEVEN-ELEVEN JAPAN CO.,LTD.                        U.S.$400,000,000
1-4, Shibakoen 4-chome,
Minato-ku, Tokyo 105-0011
Japan

Attention: Mr. Tadahiko Ujiie
           Senior Managing Director, Planning and
           Securities Financial Affairs
Telephone: 03-3459-3761
Facsimile:  03-3459-3870

with a copy to:

ITO-YOKADO CO.,LTD.
1-4, Shibakoen 4-chome,
Minato-ku, Tokyo 105-8571
Japan

Attention: Mr. Shiro Ozeki,
               General Manager, Overseas Business Finance
Telephone: 03-3459-2754
Facsimile:  03-3459-6873

(1) All payments by wire transfer of immediately available funds to:
Citibank, New York, NY
Account name: Citibank Tokyo
Account No. 10991063
Ref: In favor of Seven-Eleven Japan's swap settlement

     with sufficient information to identify the source and application of such funds.
(2) All notices of payments and written confirmations of such wire
    transfers:                     same as above
(3) All other communications:      same as above



                                                         SCHEDULE B

                               DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
"AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.
"AGENT UNDER THE CREDIT AGREEMENT" means the then acting
Agent (as defined therein, or if there is then more than one Agent a majority of the Agents) under the Credit Agreement or any successor thereto exercising substantially the same rights and powers and, if there is then no acting Agent under the Credit Agreement, or there is then no such successor, holders of Indebtedness under or with respect to the Credit Agreement holding a majority of the principal amount of Indebtedness outstanding thereunder.
"AVERAGE MATURITY" means, for any Note to be issued on the same Date of Issuance, the average term of such Note computed as:

sum(Pi x Ti)/ P
     where:
P   =  the principal amount of such Note;
Pi = the principal amount of such Note required to be prepaid or repaid on each date as set forth in Section 5.1, after giving effect to any prior prepayment, if any, of the principal amount of such Note required under
Section 5.1 and taking into account the order in which each prepayment shall be allocated as set forth in Section 5.4;
Ti = the number of days during the period from the Date of Issuance of such Note to each date of prepayment or repayment of the principal amount of such Note pursuant to Section 5.1.
"BOND RATE" means, for any Date of Issuance, the rate per annum equal to the yield-to-maturity of five year Japanese
Government Bonds in effect at 11:00 a.m. (Tokyo, Japan time) two
Business Days prior to such Date of Issuance.



"BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas or Tokyo, Japan are required or authorized to be closed.
"CAPITALIZED LEASE OBLIGATION" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
"COMPANY" means 7-Eleven, Inc., a Texas corporation.
"CONFIDENTIAL INFORMATION" is defined in Section 17.
"CREDIT AGREEMENT" means (i) the Credit Agreement dated as of January 25, 2001 among the Company, as borrower, the financial institutions party thereto as senior lenders, Citibank, N.A., as administrative agent, The Sakura Bank, Limited, New York Branch, as co-agent and Salomon Smith Barney, Inc., as sole lead arranger and sole book manager, and the Loan Documents (as defined therein), as the same may from time to time be amended, renewed, supplemented or otherwise modified, and any other agreement pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed or refunded, as any such other agreement may from time to time be amended, supplemented, renewed or otherwise modified; and (ii) after the Agent under the Credit Agreement has acknowledged in writing that such Credit Agreement has been terminated and all outstanding indebtedness and obligations thereunder or with respect thereto have been repaid in full in cash and discharged, any successor to or replacement of such Credit Agreement (as designated by the Board of Directors of the Company, in its sole judgment, and evidenced by a resolution), as such successor or replacement may from time to time be amended, renewed, supplemented or otherwise modified. "CURRENCY AGREEMENT" of any Person means any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement entered into to hedge payments owed to or by such Person or any of its Subsidiaries against fluctuations in currency values.
"DATE OF ISSUANCE" is defined in Section 2.1.
"DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
"DEFERRAL NOTICE" is defined in Section 7.3.
"DEFERRAL PERIOD" is defined in Section 7.3.
"DOLLAR", "DOLLARS" or "$" means the lawful currency of the United States of America.



"ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
"EVENT OF DEFAULT" is defined in Section 8.
"FINAL PAYMENT DATE" means January 27, 2010.
"FIRST PRIORITY SUBORDINATED DEBENTURES" means the Company's
5% First Priority Senior Subordinated Debentures due December 15,
2003.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
"GOVERNMENTAL AUTHORITY" means
(a)   the government of
(i)   the United States or any State or other
political subdivision thereof, or
(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
"HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or commodity or option contracts and other hedging agreements.
"HOLDER" means, with respect to any Note, the Person of whom the Company shall have actual notice is the payee of such Note. "INDEBTEDNESS" of any Person means, at any date without duplication, (i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations and other liabilities (contingent or otherwise) of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations and other liabilities (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (and reimbursement obligations with respect thereto), (iv) all obligations and other liabilities (contingent or otherwise) of such Person to pay the deferred and unpaid purchase price of property or services (other than any such obligations that represent trade payables or accrued expenses incurred in the ordinary course of business), (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset or assets of such Person, whether or not such Indebtedness is assumed by such Person (and, if not assumed, such Indebtedness shall be limited to the fair market value of such asset or assets as determined on the date such Indebtedness was incurred), (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee, and
(viii) net obligations in respect of Currency Agreements and Interest Hedging Obligations. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person for any such contingent obligations at such date. A change in GAAP that results in an obligation of the Company or any Subsidiary of the Company existing at the time of such change becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.
"INSOLVENCY" OR "LIQUIDATION PROCEEDING" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.
"INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding at least $10,000,000 in principal amount of the Notes (or if less, more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. "INTEREST HEDGING OBLIGATION" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Hedging Obligation" shall also include interest rate exchange, collar, cap, swap, options or similar agreements providing interest rate protection.
"INTEREST RATE" means, for any Date of Issuance, a rate per annum equal to the higher of:
(a) the sum of (i) the Bond Rate for such Date of Issuance plus (ii) the Margin plus (iii) the Swap Margin for such Date of Issuance and
(b) the sum of (i) USD-Treasury Rate for such Date of Issuance plus (ii) 0.85 of 1% per annum.
"LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).



"MARGIN" means 0.20 of 1% per annum.
"NOTES" is defined in Section 1.
"PAYMENT DEFAULT" is defined in Section 7.3.
"PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
"PURCHASE NOTICE" is defined in Section 2.2.
"PURCHASE PRICE" is defined in Section 2.1.
"PURCHASE TERMINATION DATE" means December 31, 2003.
"PURCHASER" means Seven Eleven Japan Co., Ltd., a Japanese corporation.
"REORGANIZATION SECURITIES" means shares of stock of the Company, or its successor, as reorganized, or other securities of the Company or any other Person provided for by a plan or reorganization, the payment of which is subordinated, at least to the same extent as the Notes, to the payment of all Senior Indebtedness which may at the time be outstanding and the principal of which is due no earlier than the principal of the Notes provided that the rights of the holders of the Senior Indebtedness are not impaired thereby or such holders as a class shall have approved such plan or reorganization.
"REPRESENTATIVES" means the trustee, agent or other representative for holders of all or any of the Senior Indebtedness, if any, designated in the indenture, agreement or other document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise duly designated by the holders of such Senior Indebtedness and with respect to the holders of Senior Indebtedness under the Credit Agreement shall include the Agent under the Credit Agreement. "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
"SECOND PRIORITY SUBORDINATED DEBENTURES" means the
Company's 4.5% Second Priority Senior Subordinated Debentures (Series A) due June 15, 2004, and the Company's 4% Second Priority Senior Subordinated Debentures (Series B) due June 15, 2004. "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.



"SENIOR INDEBTEDNESS" means all Debt and other obligations under the Credit Agreement, whether now outstanding or hereafter created or incurred, including, without limitation, the principal of and interest on all loans, letters of credit and other extensions of credit under the Credit Agreement and all expenses, fees, reimbursements, indemnities and other amounts owing by the Company pursuant to the Credit Agreement. All interest accrued on any Senior Indebtedness, in accordance with and at the contract rate specified in the agreement or instrument creating, evidencing or governing such Senior Indebtedness, shall constitute Senior Indebtedness both for periods before and for periods after the commencement of any Insolvency or Liquidation Proceeding, even if the claim for such interest is not allowed pursuant to applicable law.
To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then, if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Indebtedness shall be and remain Senior Indebtedness for all purposes of this Agreement (including, without limitation, section 7 hereof) if allowed as a claim, whether or not subordinated, in a bankruptcy, receivership, insolvency or similar proceeding, except that interest shall constitute Senior Indebtedness (subject to the exception in the preceding paragraph) whether or not so allowed as a claim.
"SENIOR SUBORDINATED DEBENTURES" means the First Priority Subordinated Debentures and the Second Priority Subordinated Debentures.
"SIGNIFICANT SUBSIDIARY" means with respect to any Person or Persons, a subsidiary of such Person or Persons which would be a Significant Subsidiary of such Person or Persons pursuant to the definition of Significant Subsidiary under Rule 1-02(v) of Regulation S-X promulgated under the Securities Act (17 C.F.R.
Section 210.1-02(b)), if such Person or Persons were deemed to be the registrant thereunder.
"SPECIFIED EVENT DEFAULT" is defined in Section 7.3.
"SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries.



"SWAP MARGIN" means, for any Date of Issuance, the rate per annum that reflects the cost to the Purchaser of swapping the Bond Rate (a fixed Japanese yen-based rate per annum) for such Date of Issuance to a fixed Dollar-based rate per annum.
"UNITED STATES" AND "U.S." each means United States of
America.
"USD TREASURY RATE" means, for any Date of Issuance, the rate per annum equal to the mid-market yield-to-maturity of the current "on-the-run" United States Treasury with a maturity equal to the Average Maturity of each Note to be issued on such Date of Issuance which rate per annum appears on the Telerate Page 500 as of 11:00 a.m. (Tokyo, Japan time) two Business Days prior to such Date of Issuance. If such rate does not appear on the Telerate Page 500, the USD Treasury Rate for that Date of Issuance will be determined by the Purchaser and will be a rate per annum equal to the yield-to-maturity based on the secondary market mid-market prices, as of 11:00 a.m. (Tokyo, Japan time) two Business Days prior to such Date of Issuance, of three leading primary United States government securities dealers in New York City, selected by the Purchaser (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with a maturity equal to the Average Maturity of each Note to be issued on such Date of Issuance and taking a simple average of the remaining three values.


                                            EXHIBIT 1
                           FORM OF NOTE
                          7-ELEVEN, INC.
                SENIOR SUBORDINATED NOTE DUE 2010
No. [------]
U.S.$[------]                                 Dated: --------, 20--
FOR VALUE RECEIVED, the undersigned, 7-ELEVEN, INC.
(herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [-- --------------------] the principal sum of [-------------] UNITED
STATES OF AMERICA DOLLARS on January 27, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of [----]% per annum from the date hereof, payable semi-annually in arrears, on January 27 and July 27 of each year (or, if such January 27 or July 27 occurs on a day that is not a Business Day, on the immediately preceding Business Day), until the principal hereof is paid or made available for payment, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal or any overdue payment of interest payable semi-annually as aforesaid (or, at the option of the holder hereof, on demand), at a rate per annum from time to time equal to 2% over the rate specified in clause (a) above.
Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the office or agency of the Company maintained for that purpose in Dallas, Texas by written notice to the holder of this Note as provided in the Note Purchase Agreement (defined below).
This Note is one of a series of Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of January 6, 2003 among the Company and Seven-Eleven Japan Co., Ltd. (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof to have agreed to the confidentiality provisions set forth in Section 17 of the Note Purchase Agreement.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default, as defined in the Note
Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
The indebtedness evidenced by this Note is, to the extent provided in Section 7 of the Note Purchase Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Note Purchase Agreement, and this Note is issued subject to the provisions of
Section 7 of the Note Purchase Agreement with respect thereto.
Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.
This note shall be construed in accordance with, and shall be governed by, the laws of the State of Texas, United States of America.
7-ELEVEN, INC.


By
  --------------------
   Name:
   Title:

(..continued)





EXHIBIT 1